[PHILLIPS 66 COMPANY LETTERHEAD]
                  A DIVISION OF PHILLIPS PETROLEUM COMPANY
                    REFINING, MARKETING & TRANSPORTATION
                             SALES CONFIRMATION

                             756 Adams Building
                          Bartlesville, OK  74004

Expire Gas Corp.                                  DATE  Aug. 15, 1994
P.O. Box 303                       PHILLIPS' SALES CONFIRMATION NO. B-94-0045
Lebanon, MO  65536               CUSTOMER'S PURCHASE CONFIRMATION NO_________
ATTENTION    Kris Lindsey

 THIS CONSTITUTES A CONTRACT BETWEEN OUR RESPECTIVE COMPANIES WHEREBY BOTH
  PARTIES HAVE AGREED TO THE FOLLOWING TERMS AND CONDITIONS OF THIS SALE.
- ---------------------------------------------------------------------------
- ---------------------------------------------------------------------------
1.  PERIOD:     August 1, 1994, through July 31, 1995, and year to year
                subject to 30-day written notice of cancellation during any summer month (April-September)

2.  PRODUCTS:   HD-5 Propane

3.  QUANTITY:   Per Attachment A at Paola, KS; Jeff City, MO; E. St. Louis,
                Decatur & Kankakee, IL.

4.  PRICE:      National Accounts Posting on date of loading.

5.  F.O.B.:     Wire transfer, .5% (one-half percent) 5 days

6.  TERMS:      EFT 1/2% 5 Days

7.  SHIPPING INSTRUCTIONS:    ( )  TANK CAR  (X)  TANK TRUCK     ( )  OTHER

8.  MATERIAL        (X)  STENCHED  ( )  UNSTENCHED

9.  SPECIAL INSTRUCTIONS:

          During periods of terminal allocation at Phillips Pipe Line Co. terminals, allocation earnings shall be the lesser of: (a) monthly contract volume, (b) total summer deliveries multiplied by three (3) and divided by six (6), (c) a proportionate share of the terminal capacity calculated as a percent (%) of your forecast volume to the total forecast volume for all customers at the terminal.


PHILLIPS INVOICES SHOULD BE        CUSTOMER INVOICES SHOULD    PLEASE FORWARD BILLS OF
MAILED TO THE FOLLOWING ADDRESS:   BE MAILED TO:               LADING TO:

______________________________     ________________________    _______________________

______________________________     ________________________    _______________________

______________________________     ________________________    _______________________
__________________________________________________________________________________________


THE GENERAL PROVISIONS AND WARNING APPEARING ON THE REVERSE SIDE HEREOF ARE
A PART OF THIS CONTRACT.  PLEASE INDICATE YOUR ACCEPTANCE OF THIS AGREEMENT
IN THE SPACE PROVIDED BELOW AND RETURN ONE COPY FOR OUR FILES.

ACCEPTED AND AGREED TO THIS 22ND      PHILLIPS 66 COMPANY
DAY OF AUGUST, 1994                   A DIVISION OF PHILLIPS PETROLEUM COMPANY
BY /s/ Kris Lindsey                   BY /s/ J. R. Fouts
   __________________________            ____________________________
TITLE V.P                             TITLE:  WHOLESALE SALES DIRECTOR



                                    EMPIRE GAS CORP.
                                Contract Volume Amendment
                                      1996-1997

                                 (Thousands of Gallons)

Sales Forecast               APR      MAY    JUN     JUL     AUG     SEP

Paola             L388       214      147     0       0      186     841

Jeff City         L350       376      310    229     280     487     841

E. St. Louis      L330        46       48     15      22      49      95

Denver            L322        35       27     18      21      30      30

La Junta          L362        76       74     63      60      78      95


Sales Forecast:            OCT     NOV    DEC   JAN    FEB    MAR   TOTAL

Paola             L388     290     387    638   653    508    250   3,549

Jeff City         L350     853    1062   1544  1712   1218    824   9,736

E. St. Louis      L330      98     111    140   193    174    101   1,092

Denver            L322     160     289    343   306    290    220   1,769

La Junta          L362     205     294    351   343    315    234   2,188